Exhibit 99.1

Panbela Provides Business Update and Reports Q4 and FY 2021 Financial Results

MINNEAPOLIS -March 24, 2022- Panbela Therapeutics, Inc. (Nasdaq: PBLA), a clinical stage company developing disruptive therapeutics for the treatment of patients with cancer, today provides a business update and reports financial results for the quarter and full year ended December 31, 2021. Management is hosting an earnings call today at 4:30 p.m. ET.

The fourth quarter and full year 2021 was marked by meaningful corporate, financial and clinical progress.

2021 and early 2022 Highlights:

●

Agreed to acquire Cancer Prevention Pharmaceuticals, Inc. (CPP) setting the stage for a combined entity with an expanded pipeline addressing an estimated $5 billion aggregated market opportunity upon closing.

●

Initiated our ASPIRE trial - a global, randomized, double-blind, placebo controlled Phase II/III clinical trial of SBP-101 in combination with Gemcitabine and Nab-Paclitaxel versus Gemcitabine, Nab-paclitaxel and placebo in patients with untreated metastatic pancreatic ductal adenocarcinoma.

●

Announced a new development program in Ovarian Cancer expected to start in the first half 2022 as the result of positive preclinical data supporting the activity of SBP-101 in ovarian cancer cell lines.

●

Abstracts for SBP-101 were accepted for poster presentations at both the American Society of Clinical Oncology (ASCO) Gastrointestinal Cancers Symposium in January 2022 and the ASCO Annual Meeting in June 2021; Median overall survival of 12.53 months for the phase 1 first line metastatic pancreatic trial reached shortly after the January poster presentation.

●	Announced issuance of key U.S. Patent for claims of a novel, more efficient, manufacturing process for the production of SBP-101.

●	Closed a $10.0 million bought deal public offering of common stock on July 2, 2021.

●	Joined the Russell Microcap® Index.

●

Formed a research agreement with the Johns Hopkins University School of Medicine to further development of Panbela’s investigative agent SBP-101, including activity in cell lines outside of pancreatic cancer, biomarkers informing diagnostics and potential combination with checkpoint inhibitors.

“2021 and this year to date has been a transformative period of significant value creation for Panbela. Most recently, we entered into a definitive agreement to acquire CPP. The combined company will have an expanded pipeline addressing an estimated $5 billion aggregate market opportunity”, said Jennifer K. Simpson, PhD, MSN, CRNP, President & Chief Executive Officer of Panbela. A few highlights of the transaction include adding a lead asset with a fully funded registration trial targeting familial adenomatous polyposis (FAP) that is scheduled to begin this year. The acquisition also adds an ongoing Phase III trial, the PACES trial, in colon cancer survivors that is funded by National Cancer Institute in collaboration with the Southwest Oncology Group (SWOG). Additionally, CPP has clinical trials in neuroblastoma, gastric cancer, and early-onset type-1 diabetes underway, each in collaboration with various cooperative groups.

“Organically, Panbela has advanced our pancreatic cancer program into a Phase II/III trial. Due to its rigor, we are optimistic that the ASPIRE trial results, if positive, could support our registration efforts. Additionally, we’ve expanded SBP-101 into ovarian cancer based on positive preclinical results. We also completed pre-clinical work for our neoadjuvant investigator-initiated trial (IIT). Through pending M&A and organic execution, Panbela is well positioned to treat more patients and increase stockholder value,” continued Dr. Simpson.

Upcoming Milestones:

For the first half of 2022, we expect to announce:

●	Satisfaction of conditions and closing the CPP transaction
●	First patient enrolled in our ASPIRE trial as well as expansion outside the US
●	We will host a Research call to review the ovarian cancer data and ovarian cancer treatment standards
●	Availability of Final Data – Phase I first- line metastatic pancreatic cancer
●	Initiation of SBP-101 development efforts in ovarian cancer

Also, during the second half of 2022, we expect to announce the opening of the Neoadjuvant Pancreatic Cancer IIT. With the expected closing of the CPP transaction, we anticipate that additional milestones for 2022 will reflect the increased flow of planned development activity and data.

Fourth Quarter ended December 31, 2021 Financial Results

General and administrative expenses were $1.3 million in the fourth quarter of 2021, compared to $0.9 million in the fourth quarter of 2020. The change is due to expenses, including legal and financial advisory fees, associated with the acquisition of CPP.

Research and development expenses were $2.0 million in the fourth quarter of 2021, compared to $0.7 million in the fourth quarter of 2020. The change is due primarily to an increase in spending on our clinical studies as we prepared to launch the ASPIRE clinical trial, as well as manufacturing expenses for product and placebo required for this trial.

Net loss in the fourth quarter of 2021 was $3.5 million, or $0.26 per diluted share, compared to a net loss of $0.9 million, or $0.09 per diluted share, in the fourth quarter of 2020.

Total cash was $11.9 million as of December 31, 2021. Total current assets were $12.3 million and current liabilities were $2.7 million as of the same date. The company had no debt as of December 31, 2021.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: March 24, 2022
Time: 4:30 PM Eastern Time
Toll Free: 888-506-0062; Access Code: 461101
International: 973-528-0011; Access Code: 461101

Webcast: https://www.webcaster4.com/Webcast/Page/2556/44452

Conference Call Replay Information

Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 44452

Webcast replay: Webcast: https://www.webcaster4.com/Webcast/Page/2556/44452

About: SBP-101
SBP-101 is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI) by exploiting an observed high affinity of the compound for pancreatic ductal adenocarcinoma, ovarian cancer and other tumors. The molecule has shown signals of tumor growth inhibition in clinical studies of US and Australian metastatic pancreatic cancer patients, demonstrating a median overall survival (OS) of 12.53 months which is now final, and an objective response rate (ORR) of 48%, both exceeding what is seen typically with the standard of care of gemcitabine + nab-paclitaxel suggesting potential complementary activity with the existing FDA-approved standard chemotherapy regimen. In data evaluated from clinical studies to date, SBP-101 has not shown exacerbation of bone marrow suppression and peripheral neuropathy, which can be chemotherapy-related adverse events. Serious visual adverse events have been evaluated and patients with a history of retinopathy or at risk of retinal detachment will be excluded from future SBP-101 studies. The safety data and PMI profile observed in the current Panbela sponsored clinical trial provides support for continued evaluation of SBP-101 in a randomized clinical trial. For more information, please visit https://clinicaltrials.gov/ct2/show/NCT03412799 .

About Panbela
Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. The company’s initial product candidate, SBP-101, is for the treatment of patients with metastatic pancreatic ductal adenocarcinoma, the most common type of pancreatic cancer. Panbela Therapeutics, Inc. is dedicated to treating patients with pancreatic cancer, ovarian cancer, and exploring SBP-101’s potential for efficacy in combination with other agents in other cancer indications. Further information can be found at www.panbela.com. Panbela Therapeutics, Inc. common stock is listed on The Nasdaq Stock Market LLC under the symbol PBLA.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “could,” “expect,” “feel,” “intend,” “may,” “plan,” “positioned,“ and “scheduled,” and “will”.  Examples of forward-looking statements include statements we make regarding our potential expanded pipeline and upcoming milestones. All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the consummation of the mergers, including the risks that (a) the mergers may not be consummated within the anticipated time period, or at all, (b) failure of our stockholders to approve the issuance of shares contemplated by the merger agreement, (c) other conditions to the consummation of the mergers under the merger agreement may not be satisfied, and (d) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Panbela from specifically enforcing CPP’s obligations under the merger agreement or recovering damages for any breach; (ii) approval of the combined company’s application to list its shares on Nasdaq; (iii) no assurance that future developments affecting CPP will occur as anticipated; (iv) the effects that any termination of the merger agreement may have on Panbela or its business, including risk that the price of Panbela common stock may decline significantly if the mergers are not completed; (v) the effects that the announcement or pendency of the mergers may have on Panbela and its operations, including the risks that as a result (a) operating results or stock price of Panbela may suffer, (b) its current plans and operations may be disrupted, (c) the ability of Panbela to retain or recruit key employees may be adversely affected, (d) its business relationships (including, clinicians, CROs and suppliers) may be adversely affected, or (e) management and employee attention may be diverted from other important matters; (vi) the effect of limitations that the merger agreement places on Panbela’s ability to operate its business or engage in other transactions during the pendency of the transaction; (vii) the nature, cost and outcome of future litigation and other legal proceedings, including any such proceedings relating to the transactions and instituted against Panbela and others; (viii) the risk that the transaction may involve unexpected costs, liabilities or delays; (ix) other economic, business, competitive, legal, regulatory, and/or tax factors; ( x ) our ability and the combined company’s ability to obtain additional funding to complete clinical trials; (xi) progress and success of our Phase 1 clinical trial; (xii) the impact of the current COVID-19 pandemic on our ability to complete monitoring and reporting in our current clinical trial and procure the active ingredient; (xiii) our ability to demonstrate the safety and effectiveness of our SBP-101 product candidate (xiv) our ability to obtain regulatory approvals for our SBP-101 product candidate in the United States, the European Union or other international markets; (xv) the market acceptance and level of future sales of our SBP-101 product candidate; (xvi) the cost and delays in product development that may result from changes in regulatory oversight applicable to our SBP-101 product candidate; (xvii) the rate of progress in establishing reimbursement arrangements with third-party payors; (xviii) the effect of competing technological and market developments; (xix) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and (xx) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196 ext. 170
IR@panbela.com

Panbela Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(In thousands, except share and per share amounts)

	Three months ended December 31,			Year ended December 31,
	2021	2020	Percent Change	2021	2020	Percent Change
Operating expenses:
General and administrative	$1,272	$901	41.2%	$4,587	$3,249	41.2%
Research and development	2,049	700	192.7%	5,423	2,505	116.5%
Operating loss	(3,321)	(1,601)	107.4%	(10,010)	(5,754)	74.0%

Other income (expense):
Interest expense	(2)	(5)	-60.0%	(11)	(17)	-35.3%
Gain on debt forgiveness	-	103	-100.0%	-	103	-100.0%
Other income (expense)	2	550	-99.6%	(602)	605	-199.5%
Total other income (expense)	-	648	-100.0%	(613)	691	-188.7%

Loss before income tax benefit	(3,321)	(953)	248.5%	(10,623)	(5,063)	109.8%

Income tax benefit	(218)	73	-398.6%	488	295	65.4%

Net loss	(3,539)	(880)	302.2%	(10,135)	(4,768)	112.6%
Foreign currency translation adjustment (loss)	(50)	(525)	-90.5%	517	(688)	-175.1%
Comprehensive Loss	$(3,589)	$(1,405)	155.4%	$(9,618)	$(5,456)	76.3%

Basic and diluted net loss per share	$(0.26)	$(0.09)	188.9%	$(0.87)	$(0.62)	40.3%
Weighted average shares outstanding - basic and diluted	13,436,980	9,650,742	39.2%	11,709,035	7,732,882	51.4%

Panbela Therapeutics, Inc.

Consolidated Balance Sheets (unaudited)

(In thousands, except share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$11,867	$9,022
Prepaid expenses and other current assets	91	412
Income tax receivable	321	323
Total current assets	12,279	9,757
Other noncurrent assets	593	56
Total assets	$12,872	$9,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$640	$554
Accrued expenses	2,020	811
Total current liabilities	2,660	1,365
Total liabilities	2,660	1,365

Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 authorized; no shares issued or outstanding as of December 31, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value; 100,000,000 authorized; 13,443,722 and 9,664,427 shares issued and outstanding, as of December 31, 2021 and December 31, 2020, respectively	13	10
Additional paid-in capital	66,227	54,848
Accumulated deficit	(56,161)	(46,026)
Accumulated comprehensive income (loss)	133	(384)
Total stockholders' equity	10,212	8,448
Total liabilities and stockholders' equity	$12,872	$9,813

Panbela Therapeutics, Inc.

Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,135)	$(4,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,287	1,205
Forgiveness of Paycheck Protection Program loan	-	(103)
Changes in operating assets and liabilities:
Income tax receivable	51	(2)
Prepaid expenses and other current assets	247	67
Accounts payable	631	(747)
Accrued liabilities	1,215	494
Net cash used in operating activities	(6,704)	(3,854)
Cash flows from investing activities:
Deposits held by Contract Research Organizations	(540)	-
Net cash used in investing activities	(540)	-
Cash flows from financing activities:
Proceeds from sale of common stock and warrants net of offering costs of $2	-	1,746
Proceeds from public offering of common stock and warrants net of underwriters discount and offering costs of $1,165	-	9,335
Proceeds from public offering of common stock net of underwriters discount and offering costs of $946	9,054	-
Proceeds from exercise of warrants	1,041	120
Proceeds from Paycheck Protection Program loan	-	103
Repayments of demand note	-	(743)
Repayments of term debt	-	(117)
Net cash provided by financing activities	10,095	10,444
Effect of exchange rate changes on cash	(6)	(17)
Net change in cash	2,845	6,573
Cash and cash equivalents at beginning of period	9,022	2,449
Cash and cash equivalents at end of period	$11,867	$9,022
Supplemental disclosure of cash flow information:
Cash paid during period for interest	$12	$8
Supplemental disclosure of non-cash transactions:
Warrants issued for future services	$-	$228
Warrants issued to underwriter	$-	$353
Amortization of warrants as offering costs	$-	$114